   As filed with the Securities and Exchange Commission on November 6, 1998
                                         Registration Statement No. ________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-3
                             ______________________

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ______________________

                                  KEANE, INC.
             (Exact Name of Registrant as Specified in its Charter)
                             ______________________

         MASSACHUSETTS                                04-2437166
  (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)


                                TEN CITY SQUARE
                          BOSTON, MASSACHUSETTS  02129
                                 (617) 241-9200
                       (Address, including zip code, and
                     telephone number, including area code,
                           of registrant's principal
                               executive offices)
                             ______________________

                                 JOHN F. KEANE
                                  KEANE, INC.
                                TEN CITY SQUARE
                          BOSTON, MASSACHUSETTS  02129
                                 (617) 241-9200
                    (Name, address, including zip code, and
                     telephone number, including area code,
                             of agent for service)

                                    COPY TO:

                             HAL J. LEIBOWITZ, ESQ.
                             C/O HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS  02109
                                 (617) 526-6000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [   ]  ________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]  __________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         _____________________________________________________________

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                              Proposed           Proposed
                                             Amount           Maximum             Maximum
      Title of Each Class of                  to be        Offering Price        Aggregate         Amount of
   Securities to be Registered              Registered      Per Share(1)     Offering Price(1)  Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value per share    915,571 shares    $33.32            $30,506,825.72     $8,480.90
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the American Stock Exchange on October 30, 1998.

     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION, DATED NOVEMBER 6, 1998

PROSPECTUS

     The information in this Prospectus is not complete and may be changed. The Selling Shareholders named in this Prospectus cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                 915,571 Shares


                                  KEANE, INC.

                                  Common Stock

                             _____________________

     This Prospectus relates to the public resale, from time to time, of 915,571 shares of Keane, Inc. common stock by certain shareholders identified below in the section entitled "Selling Shareholders". Keane issued the common stock covered by this Prospectus (the "Shares") to the Selling Shareholders on October 9, 1998 in connection with Keane's acquisition of Fourth Tier, Inc. ("Fourth Tier"). Keane has agreed to use its best efforts to keep the registration statement of which this Prospectus constitutes a part effective until the Selling Shareholders have sold all of the Shares or October 9, 1999, whichever comes first. Keane intends to de-register any Shares which the Selling Shareholders have not sold by the end of such period.

     Keane will not receive any of the proceeds from the sale of Shares covered by this Prospectus.

     Keane common stock is traded on the American Stock Exchange under the symbol "KEA." On November 4, 1998, the closing sale price of Keane common stock on the American Stock Exchange was $37 per share.


                             ______________________

Neither the SEC nor any state securities             Investing in these securities involves
commission has approved or disapproved these         certain risks.  You should consider
securities or determined if this Prospectus is       carefully the risk factors beginning on
accurate or complete.  Any representation to the     page 3 of this Prospectus before
contrary is a criminal offense.                      purchasing any of the Shares.

                             _____________________

                The date of this Prospectus is __________, 1998.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This Prospectus and the documents incorporated herein contain forward-looking statements. For this purpose, any statements contained herein or incorporated herein that are not statements of historical fact may be forward-looking statements. For example, the words "believes," "expects," "anticipates," "intends," "estimates," "should," "will likely" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Keane's results to differ materially from those indicated by such forward-looking statements. These factors include those set forth below in the section entitled "Risk Factors."

                                  KEANE, INC.

     Keane provides software consulting, development, integration, management and technical support services for corporations, government agencies and healthcare facilities. Keane's services and methodologies enable clients to take better advantage of their existing information systems and to develop and manage essential software applications more rapidly and cost-effectively. Keane serves its clients through two operating divisions: the Information Services Division ("ISD") and the Healthcare Services Division. ISD accounted for approximately 95% of Keane's revenues in 1997. Keane provides services primarily to Fortune 1,000 companies, including AT&T Corporation, Eastman Kodak Company, General Electric Company, International Business Machines Corporation, McDonald's Corporation and Proctor & Gamble Company.

     Keane is a Massachusetts corporation. Keane's principal executive offices are located at Ten City Square, Boston, Massachusetts 02129, and Keane's telephone number is (617) 241-9200. In this Prospectus, the term "Keane" includes Keane, Inc. and its subsidiaries.

                                  RISK FACTORS

     BEFORE PURCHASING ANY OF THE SHARES OFFERED BY THIS PROSPECTUS, YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE INTO IT.

     FLUCTUATIONS IN OPERATING RESULTS. Keane has experienced and expects to continue to experience fluctuations in its quarterly results. Keane's gross margins vary based on a variety of factors including employee utilization rates and the number and type of services performed by Keane during a particular period. A variety of factors influence Keane's revenue in a particular quarter, including:

     . general economic conditions which may influence investment decisions or cause downsizing;

     .    the number and requirements of client engagements;

     .    employee utilization rates;

     .    changes in the rates Keane can charge clients for services;

     .    acquisitions; and

     .    other factors, many of which are beyond Keane's control.

     A significant portion of Keane's expenses do not vary relative to revenue. As a result, if revenue in a particular quarter does not meet expectations, Keane's operating results could be materially adversely affected, which in turn may have a material adverse impact on the market price of Keane common stock. In addition, many of Keane's engagements are terminable without client penalty. An unanticipated termination of a major project could result in an increase in underutilized employees and a decrease in revenue and profits.

     RISKS RELATING TO ACQUISITIONS. In the past five years, Keane has grown significantly through acquisitions. Since January 1, 1998, Keane has completed the acquisitions of Quantum Associates, Inc. d/b/a Omega Systems ("Quantum") in Pittsburgh, Pennsylvania, GSE Erudite Systems in Salt Lake City, Utah, Bricker & Associates, Inc. ("Bricker") in Chicago, Illinois, ICOM Systems Limited ("Icom") in Birmingham, England and Fourth Tier in El Segundo, California. Keane's future growth may be based in part on selected acquisitions. At any given time, Keane may be in various stages of considering such opportunities. Keane can provide no assurances that it will be able to find and identify desirable acquisition targets or that it will be successful in entering into a definitive agreement with any one target. Also, even if a definitive agreement is reached, there is no assurance that any future acquisition will be completed.

     Keane typically anticipates that each acquisition will bring certain benefits, such as an increase in revenue. Prior to completing an acquisition, however, it is difficult to determine if such benefits can actually be realized. Accordingly, there is a risk that an acquired company may not achieve an increase in revenue or other benefits for Keane. In addition, an acquisition may result in unexpected costs and expenses. Any of these events could have a material adverse effect on Keane's business, financial condition and results of operations.

     The process of integrating acquired companies into Keane's existing business may also result in unforeseen difficulties. Unforeseen operating difficulties may absorb significant management attention which Keane might otherwise devote to its existing business. Also, the process may require significant financial resources that Keane might otherwise allocate to other activities, including the ongoing development or expansion of Keane's existing operations. Finally, future acquisitions could result in Keane having to incur additional debt and/or contingent liabilities. All of these possibilities might have a material adverse effect on Keane's business, financial condition and result of operations.

     DEPENDENCE ON PERSONNEL. Keane believes that its future success will depend in large part on its ability to continue to attract and retain highly-skilled technical and management personnel. The competition for such personnel is intense. Keane may not succeed in attracting and retaining the personnel necessary to develop its business. If Keane does not, its business, financial condition and results of operations could be materially adversely affected.

     HIGHLY COMPETITIVE MARKET. The market for Keane's services is highly competitive. The technology for custom software services can change rapidly. The market is fragmented, and no company holds a dominant position. Consequently, Keane's competition for client assignments and experienced personnel varies significantly from city to city and by the type of service provided. Some of Keane's competitors are larger and have greater technical, financial and marketing resources and greater name recognition in the markets they serve than does Keane. In addition, clients may elect to increase their internal information systems resources to satisfy their custom software development needs.

     Keane believes that in order to compete successfully in the software services industry it must be able to:

     .     compete cost-effectively;

     .     develop strong client relationships;

     .     generate recurring revenues;

     .     utilize comprehensive delivery methodologies; and

     . achieve organizational learning by implementing standard operational processes.

     In the healthcare software systems market, Keane competes with some companies that are larger in the healthcare market and have greater financial resources than Keane. Keane believes that significant competitive factors in the healthcare software systems market include size and demonstrated ability to provide service to targeted healthcare markets.

     Keane may not be able to compete successfully against current or future competitors. In addition, competitive pressures faced by Keane may materially adversely affect its business, financial condition and results of operations.

     RISKS OF STOCK VOLATILITY AND ABSENCE OF DIVIDENDS. The market price for shares of Keane common stock has varied significantly and may be volatile depending on news announcements and changes in general market conditions. In particular, news announcements regarding quarterly or annual results of operations, or news announcements regarding competitive developments impacting Keane, may cause significant fluctuations in the market price for Keane common stock. Changes in the price of Keane common stock could also effect Keane's ability to successfully attract and retain qualified personnel or complete necessary business combinations or other transactions in the future. Keane has paid no cash dividends on its capital stock since the first quarter of 1986, and Keane can give no assurances that it will ever do so again in the future.

     YEAR 2000 COMPLIANCE; RISKS ASSOCIATED WITH PROVISION OF YEAR 2000 SERVICES. Keane has reviewed its internal computer systems and has identified certain internal systems that are not year 2000 compatible (i.e., such systems use only two digits to represent the year in date data fields and, consequently, may not accurately distinguish between the 20th and 21st centuries or may not function properly at the turn of the century). Keane is in the process of correcting these systems or replacing them with year 2000 compliant systems. Keane expects to implement successfully the systems and programming changes necessary to address year 2000 issues and does not believe that the cost of such actions will have a material effect on Keane's financial condition or results of operations. There may, however, be a delay in, or increased costs associated with, the implementation of these changes. Keane's inability to implement these changes could have a material adverse effect on Keane's business, financial condition or results of operations.

     Among the services that Keane provides are assessment, planning, migration/remediation and testing services for year 2000 compliance. Keane has devoted significant resources to services that address the year 2000 problem and believes the market for these services will grow as the year 2000 approaches. However, the market for year 2000 services may not continue to develop, and if such market fails to grow, or grows more slowly than anticipated, it could have a material adverse effect on Keane's business, financial condition or results of operations. Although Keane believes that the demand for its services relating to the year 2000 problem will continue to exist after the year 2000, this demand will diminish significantly over time and will eventually disappear.

     Keane's services addressing the year 2000 problem involve key aspects of its clients' computer systems. A failure in a client's system could result in a claim for substantial damages against Keane, regardless of Keane's responsibility for the failure. Keane could incur substantial costs in connection with any resulting litigation, regardless of the outcome.

     International Operations. In August 1998, Keane commenced operations in the United Kingdom with its acquisition of Icom. Keane's planned international operations will be subject to political and economic uncertainties, currency exchange rate fluctuations, foreign exchange restrictions, changes in taxation and other difficulties in managing operations overseas. Keane may not be successful in its international operations.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission (the "SEC") allows Keane to "incorporate by reference" the information Keane files with them, which means that Keane can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that Keane files later with the SEC will automatically update and supersede this information. Keane incorporates by reference the documents listed below and any future filings made by Keane with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until this offering terminates:

     . Keane's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by a Form 10-K/A filed May 18, 1998;

     . Keane's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, and June 30, 1998, as amended by a Form 10-Q/A filed August 28, 1998;

     . Keane's Current Reports on Form 8-K filed April 21, 1998, April 29, 1998, May 4, 1998, May 12, 1998, June 3, 1998, August 4, 1998, August
          10, 1998, October 1, 1998, October 6, 1998 and October 14, 1998; and

     . Keane's Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act, which was declared effective on September 13, 1989.

     You may request a copy of these filings at no cost by writing or telephoning Keane at the following address:

          Keane, Inc.
          Ten City Square
          Boston, Massachusetts  02129
          Attention:  Investor Relations Department
          Telephone:  (617) 241-9200

     You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. Keane has not authorized anyone else to provide you with different information. Keane is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                      WHERE YOU CAN FIND MORE INFORMATION

     Keane files annual, quarterly and special reports, proxy statements and other information with the SEC. Keane's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Keane files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     Keane has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 ("Securities Act") with respect to the Shares offered hereby. This Prospectus, which constitutes a part of that registration statement, does not contain all the information contained in the registration statement and its exhibits. For further information with respect to Keane and the Shares, you should consult the registration statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above. You may also inspect these documents along with reports and other information regarding Keane at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

                                 RECENT EVENTS

     On October 9, 1998, Keane acquired all of the outstanding capital stock of Fourth Tier in exchange for 915,571 shares of Keane common stock (the "Fourth Tier Acquisition"). In addition, in connection with the Fourth Tier Acquisition, Keane, the representative of the former shareholders of Fourth Tier, the former shareholders of Fourth Tier and State Street Bank and Trust Company, as escrow agent, entered into an Escrow Agreement, dated October 9, 1998, providing, among other things, that 80,178 shares of the Keane common stock received by such Fourth Tier shareholders pursuant to the Fourth Tier Acquisition will be held in escrow to indemnify Keane in the event of any breaches of representations, warranties or covenants made by Fourth Tier.

     Fourth Tier, now a wholly-owned subsidiary of Keane, provides enterprise relationship management consulting services. Fourth Tier is based in El Segundo, California. Keane is accounting for the Fourth Tier Acquisition as a pooling of interests.

     On August 4, 1998, Keane acquired the issued and outstanding capital stock of Icom and issued or reserved for issuance approximately 894,500 shares of Keane common stock (the "Icom Acquisition"), 835,545 of which were issued in exchange for shares of Icom capital stock which Keane acquired in the Icom Acquisition, and up to approximately 58,955 of which will be issuable upon the exercise of options to acquire shares of common stock that Keane issued in exchange for certain options to acquire shares of Icom capital stock held by the Icom optionholders. In addition, in connection with the Icom Acquisition, Keane, the former stockholders of Icom and State Street Bank and Trust Company, as escrow agent, entered into an Escrow Agreement, dated August 4, 1998, providing, among other things, that 83,554 shares of the Keane common stock received by such stockholders pursuant to the Icom Acquisition will be held in escrow to indemnify Keane in the event of certain breaches of the representations and warranties made by former stockholders of Icom.

     Icom, now a subsidiary of Keane, is a financial services consulting, workflow and imaging, and application management firm based in Birmingham, England. Keane is accounting for the Icom Acquisition as a pooling of interests.

     On June 1, 1998, Keane acquired all of the outstanding capital stock of Bricker and all outstanding options to acquire capital stock of Bricker in exchange for 2,336,196 shares of Keane common stock (the "Bricker Acquisition"). In addition, in connection with the Bricker Acquisition, Keane, the representative of the former shareholders and optionholders of Bricker, the former shareholders and optionholders of Bricker and State Street Bank and Trust Company, as escrow agent, entered into an Escrow Agreement, dated June 1, 1998, providing, among other things, that 175,215 shares of the Keane common stock received by such Bricker shareholders and optionholders pursuant to the Bricker Acquisition will be held in escrow to indemnify Keane in the event of any breaches of representations, warranties or covenants made by Bricker.

     Bricker, now a wholly-owned subsidiary of Keane, provides operations improvement consulting. Bricker is based in Chicago, Illinois. Keane is accounting for the Bricker Acquisition as a pooling of interests.

     On January 30, 1998, Keane acquired all of the outstanding capital stock of Quantum in exchange for 180,339 shares of Keane common stock (the "Quantum Acquisition"). On March 3, 1998, Keane issued an additional 9,489 shares of Keane common stock to the former shareholders of Quantum pursuant to a post-closing purchase price adjustment. In addition, in connection with the Quantum Acquisition, Keane, the representative of the former shareholders of Quantum and State Street Bank and Trust Company, as escrow agent, entered into an Escrow Agreement, dated January 30, 1998, providing, among other things, that 18,984 shares of the Keane common stock received by such Quantum shareholders pursuant to the Quantum Acquisition will be held in escrow to indemnify Keane in the event of any breaches of representations, warranties or covenants made by Quantum.

     Quantum, now a wholly-owned subsidiary of Keane with the name "Keane Pittsburgh, Inc.", is an application development and software consulting company based in Pittsburgh, Pennsylvania. Keane is accounting for the Quantum Acquisition as a pooling of interests.


                                USE OF PROCEEDS

     Keane will not receive any proceeds from the sale of the Shares covered by this Prospectus.

                            THE SELLING SHAREHOLDERS

     The individuals listed in the table below (the "Selling Shareholders") acquired the Shares from Keane in connection with Keane's acquisition of all of the outstanding stock of Fourth Tier. The Fourth Tier Acquisition closed on October 9, 1998. The Selling Shareholders received a total of 915,571 shares of common Stock from Keane in exchange for all of the outstanding shares of Fourth Tier.

     The following table sets forth the name and the number of shares of common stock beneficially owned by the Selling Shareholders as of the date of this Prospectus, the number of the shares to be offered by the Selling Shareholders and the number and percentage of shares to be owned beneficially by the Selling Shareholders if all of the shares offered hereby by the Selling Shareholders are sold as described herein.

                                                                  Number of     Percentage of
                            Number of Shares                      Shares of       Shares of
                            of Common Stock     Number of       Common Stock       Common
                             Beneficially       Shares of       Beneficially     Stock Owned
   Name and Address of      Owned Prior to     Common Stock      Owned After       After
   Selling Shareholder       Offering(1)      Offered Hereby     Offering(1)      Offering
------------------------  -----------------  ----------------  --------------  --------------
Phil Hui-Bon-Hoa               466,941           466,941            ---            ---
626 Camino de Encanto
Redondo Beach, CA  90277

John R. Lynch, III             448,630           448,630            ---            ---
690 Harbor Street #6
Venice, CA  90291

----------------------------


(1) The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date of this Prospectus through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the Selling Shareholders are direct or indirect beneficial owners of such shares. The Selling Shareholders have sole voting power and investment power with respect to all shares of capital stock listed as owned by the Selling Shareholders.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders have advised Keane that they propose to sell, from time to time, all or part of the Shares covered by this Prospectus in any of the following manners:

     . on the American Stock Exchange (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation);

     .     in public or privately negotiated transactions;

     .     in transactions involving principals or brokers;

     .     in a combination of such methods of sale; or

     .     any other lawful methods.

     The Selling Shareholders have further advised Keane that although sales of the Shares are, in general, expected to be made at market prices prevailing at the time of sale, the Shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably. In addition, the Shares may be offered and sold by the Selling Shareholders, or by permitted pledgees, donees, transferees or other permitted successors in interest.

     In offering the Shares covered by this Prospectus, each of the Selling Shareholders and any broker-dealers who sell the Shares for the Selling Shareholder may be "underwriters" within the meaning of the Securities Act, and any profits realized by such Selling Shareholder and the compensation of such broker-dealers may be underwriting discounts and commissions.

     Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the Shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the Shares covered by this Prospectus, either as agents for others or as principals for their own accounts, and reselling such Shares pursuant to this Prospectus. The Selling Shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

     Each of the Selling Shareholders has advised Keane that he does not anticipate paying any consideration other than usual and customary broker's commissions in connection with sales of the Shares. Each of the Selling Shareholders is acting independently of Keane in making decisions with respect to the timing, manner and size of each sale. Keane has not been advised of any definitive selling arrangement at the date of this Prospectus between any Selling Shareholder and any broker-dealer or agent.

     To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the Shares by the Selling Shareholders, will be set forth in a Prospectus Supplement. In addition, a Prospectus Supplement will be filed upon Keane being notified by a Selling Shareholder that a permitted donee or pledgee intends to sell more than 500 Shares.

     Keane will bear all expenses incurred in effecting the registration of the Shares, including all registration and filing fees, "blue sky" fees, printing expenses and all accounting and legal fees of counsel to Keane, and the Selling Shareholders will bear all brokerage or underwriting expenses or commissions, if any, applicable to the sale of the Shares.

     Keane has agreed to indemnify in certain circumstances each of the Selling Shareholders and any underwriter and certain control and other persons related to the foregoing persons against certain liabilities, including liabilities under the Securities Act. Each of the Selling Shareholders has agreed to indemnify in certain circumstances Keane and certain related persons against certain liabilities, including liabilities under the Securities Act.

      Keane has agreed to use its best efforts to keep the registration statement of which this Prospectus constitutes a part effective until the Selling Shareholders have sold all of the Shares or October 9, 1999, whichever comes first. Keane intends to de-register any Shares which the Selling Shareholders have not sold by the end of such period.

     All of the Selling Shareholders have agreed with Keane not to sell, exchange, transfer, distribute, pledge or otherwise dispose of, or enter into any transaction to reduce his interest in or risk relating to (whether by short sale or otherwise) or any transaction which would result in a direct or indirect disposition of the Shares until such time as Keane has published (within the meaning of Accounting Series Release Nos. 130 and 135 published by the SEC) financial results covering at least 30 days of combined operations of Fourth Tier and Keane.

                                 LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for Keane by Hale and Dorr LLP, Boston, Massachusetts.


                                    EXPERTS

     The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

YOU SHOULD RELY ONLY ON THE INFORMATION
INCORPORATED BY REFERENCE OR PROVIDED IN
THIS PROSPECTUS OR ANY PROSPECTUS
SUPPLEMENT.  KEANE HAS NOT AUTHORIZED
ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT
INFORMATION. KEANE IS NOT MAKING AN OFFER
OF THESE SECURITIES IN ANY STATE WHERE THE
OFFER IS NOT PERMITTED.  YOU SHOULD NOT
ASSUME THAT THE INFORMATION IN THIS
PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT
IS ACCURATE AS OF ANY DATE OTHER THAN
THE DATE ON THE FRONT OF THOSE DOCUMENTS.

              -----------------

              TABLE OF CONTENTS


                                         PAGE
                                         ----

Special Note Regarding Forward-Looking
  Information...........................   2
Keane...................................   2
Risk Factors............................   3
Incorporation of Certain Documents
  by Reference..........................   5
Where You Can Find More
  Information...........................   6
Recent Events...........................   7
Use of Proceeds.........................   8
The Selling Shareholders................   9
Plan of Distribution....................  10
Legal Matters...........................  11
Experts.................................  11

              -----------------

--------------------------------------------
--------------------------------------------

--------------------------------------------
--------------------------------------------


               KEANE, INC.


              915,571 SHARES
               COMMON STOCK


              --------------

                PROSPECTUS

              --------------


--------------------------------------------
--------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Keane. All amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

Filing Fee - SEC                      $8,480.90

Legal fees and expenses of the           10,000
 Company

Accounting fees and expenses              2,000

Blue Sky fees and expenses                   --

Printing expenses                            --

Miscellaneous expenses                $2,519.10


Total Expenses                          $23,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. The Registrant's Articles of Organization provide that the Registrant shall, to the fullest extent permitted by the Massachusetts Business Corporation Law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director of officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director or officer of, or in a similar capacity with, another organization, or in any capacity with respect to any employee benefit plan of the Registrant, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments and fines incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom. However, the Registrant would not provide indemnification if the person seeking indemnification has been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant or, if applicable, the best interests of the participants in or beneficiaries of the Registrant's employee benefit plans.

     Article 6 of the Registrant's Articles of Organization, as amended, eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.


ITEM 16.  LIST OF EXHIBITS.


 5      Opinion of Hale and Dorr LLP.

23.1    Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith.

23.2    Consent of PricewaterhouseCoopers LLP.

24      Power of Attorney (See page II-5 of this Registration Statement).

__________________


ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Keane pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this fifth day of November, 1998.


                                    KEANE, INC.



                                    By: /s/ John F. Keane
                                        ---------------------------
                                        John F. Keane
                                        Chief Executive Officer


                               POWER OF ATTORNEY


     We, the undersigned officers and directors of Keane, Inc., hereby severally constitute John F. Keane, Brian T. Keane, John F. Keane, Jr., Wallace A. Cataldo and Hal J. Leibowitz, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Keane, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                 Title                           Date
---------------------     -------------------------------------     -----------------
/s/ John F. Keane           Chief Executive Officer and Chairman      November 5, 1998
--------------------------  of the Board of Directors (Principal
John F. Keane               Executive Officer)


/s/ Wallace A. Cataldo      Vice President-Finance (Principal         November 5, 1998
--------------------------  Financial and Accounting Officer)
Wallace A. Cataldo

                            Director
--------------------------
Philip J. Harkins

/s/ Winston R. Hindle, Jr.  Director                                  November 5, 1998
--------------------------
Winston R. Hindle, Jr.

/s/ Brian T. Keane          Director                                  November 5, 1998
--------------------------
Brian T. Keane

/s/ John F. Keane, Jr.      Director                                  November 5, 1998
--------------------------
John F. Keane, Jr.

                            Director
--------------------------
John F. Rockart

                            Director
--------------------------
Robert Shafto

                                 EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------

5               Opinion of Hale and Dorr LLP

23.1            Consent of Hale and Dorr LLP
                (included in Exhibit 5)

23.2            Consent of PricewaterhouseCoopers LLP

24              Power of Attorney (included in page
                II-4 of the Registration Statement)